Exhibit 10.1

AMENDMENT NO. 2 TO THE
LOAN AGREEMENT

This AMENDMENT NO. 2 TO THE LOAN AGREEMENT (this “Amendment”) is made effective this December 1, 2008, amends that certain Loan Agreement (the “Loan Agreement”), dated October 9, 2008, as previously amended, by and among Denly ACI Partners, Ltd., a Texas limited partnership (the “Partnership”), and Dennis C. von Waaden, and Sally A. von Waaden, as Co-Trustees ofThe von Waaden 2004 Revocable Trust (the “Trust”), and America West Resources, Inc., a Nevada corporation (the “Borrower”).  The Partnership and the Trust are hereinafter collectively referred to as the “Lenders”).

WHEREAS, the Borrower and Lenders have agreed to make certain changes to the Loan Agreement;

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Section 6.2(a) of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“(a) Confirmation Order shall have been entered and shall have become a Final Confirmation Order by no later than December 22, 2008.”

2.            Defined terms not defined in this Amendment shall have the meaning set forth in the Loan Agreement.

3.            The Borrower agrees to pay all costs and expenses and reimburse the Lenders for any and all expenditures related to this Amendment.

4.            The Borrower acknowledges and confirms that Lenders have performed all of their obligations under the Loan Agreement and all other Loan Documents as of the execution of this Amendment, and releases, acquits and discharges Lenders from any and all claims and causes of actions of every kind and character arising out of, or in connection with, any of the Loan Documents or any of the transactions described in the same to the extent the same have arisen or accrued prior to the execution of this Amendment.

5.            Except as amended by this Amendment, the Loan Agreement remains in full force and effect in accordance with its terms, and, by executing this Amendment, Lenders shall not be deemed to waive or release (or be obligated to waive or release in the future) any of the rights of Lenders under any of the Loan Documents.

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6.            To facilitate execution, this Amendment may be executed in any number of counterparts as may be convenient or necessary, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof. Additionally, the parties hereto hereby agree that, for purposes of facilitating the execution of this Amendment, (a) the signature pages taken from separate individually executed counterparts of this Amendment may be combined to form multiple fully executed counterparts and (b) a facsimile transmission shall be deemed to be an original signature. All executed counterparts of this Amendment shall be deemed to be originals, but all such counterparts taken together or collectively, as the case may be, shall constitute one and the same agreement.

REMAINDER OF PAGE INTENTIONALLY BLANK

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

America West Resources, Inc.,
a Nevada corporation

By:	/s/ DAN R. BAKER
Dan R. Baker
Chief Executive Officer

Denly ACI Partners, Ltd.,
a Texas limited partnership

By:	Denly ACI Mgt., LLC,
a Texas limited liability company

By:	/s/ DENNIS C. VON WAADEN
Dennis C. von Waaden, Manager

By:	/s/ SALLY A. VON WAADEN
Sally A. von Waaden, Manager

Dennis C. von Waaden, Co-Trustee of The von Waaden 2004 Revocable Trust, created under agreement dated May 13, 2004

Sally A. von Waaden, Co-Trustee of The von Waaden 2004 Revocable Trust, created under agreement dated May 13, 2004

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